Exhibit 99.1

For Further Information Contact

Eddie Northen, (404) 888-2242

DONALD P. CARSON ELECTED TO THE ROLLINS, INC. BOARD OF DIRECTORS

ATLANTA, GEORGIA, May 26, 2021: Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, announced the election of Donald P. Carson to the Board of Directors, effective July 1, 2021.

Carson is the founder of Don Carson Associates, LLC, and co-founder of The Ansley Capital Group, LLC, Ansley Securities LLC, and Cardez Hospitality Group, LLC. He is currently President of RFA Management Company, LLC, an Atlanta-based family office, and President of Nevada Oversight, Inc. and GWR PTC, LLC, which are Nevada private trust companies.

Carson worked for many years in the investment and commercial banking industry, primarily for Wachovia Bank, N.A. During this time, he was head of the international banking and investment banking businesses. After leaving Wachovia in 1998, he became partner of Paradigm Capital and later co-founded Ansley Securities, LLC.

Carson currently serves as a director of LOR, Inc. and Rollins Holding Company, Inc. He also currently serves as a trustee of Beloit College, and Board Chair for Black Mountain College Museum + Arts Center. He is a director of Catheter Precision, LLC, and a trustee of The Cook and Bynum Fund, a publicly traded mutual fund. Carson appears on numerous recordings for Telarc and Deutsche Grammophon with Atlanta Symphony Orchestra Chorus. Four of these recordings have earned Grammys. He is also a trustee of The Gary W. Rollins Foundation.

As Chairman Gary W. Rollins said, “We are pleased to welcome Don to join our Board of Directors and look forward to his contributions to our Company.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, Crane Pest Control, and MissQuito, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com, www.missquito.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the CEO’s statement about the Company looking forward to Donald P. Carson’s contributions to the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the coronavirus (COVID-19) pandemic, the potential impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company's operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2020 and the Company’s Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2021.